250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Rachael Murray Tel: (518) 742-6505

Arrow Reports $6.0 million in Q2 2023 Net Income, Loans Reach Record High of $3.1 Billion

GLENS FALLS, N.Y. (August 8, 2023) – Arrow Financial Corporation (NasdaqGS® – AROW) ("Arrow") announced financial results for the three-month period ended June 30, 2023. Net income for the second quarter of 2023 was $6.0 million and fully diluted earnings per share was $0.36. Nonperforming assets decreased $4.2 million in the second quarter, with the allowance for credit losses reaching 477% of nonperforming loans.

Arrow President and CEO David S. DeMarco:
"I am pleased to announce that we are back in full compliance with our NASDAQ® filing requirements. While this is an important step, it did not distract us from growing the business to a new record high for loans while maintaining sound credit quality. As always, our team is dedicated to serving our communities and our customers throughout our eight-county footprint. We remain focused on further enhancing the customer experience and optimizing our operations.”

"Now that the Arrow team has returned to our fully renovated headquarters in downtown Glens Falls, New York, we are opening our Main Office branch and lending areas to customers. The renovated campus offers a collaborative and modern space for both customers and our team. This investment is a key part of the revitalization of downtown Glens Falls and represents Arrow's approach to community banking, based on long-lasting and meaningful relationships with our shareholders, customers, communities and employees."

This Earnings Release and related commentary should be read in conjunction with our August 8, 2023 Form 8-K and related Second Quarter 2023 Investor Presentation, which can be found on our website: arrowfinancial.com/investor-presentations.

Second-Quarter Highlights and Key Metrics

•Total loans reached a record high of $3.1 billion as of June 30, 2023, growing at an annualized rate of 8.6%, or $64.5 million, for the quarter.
•Strong on-balance sheet liquidity of $376 million, or 9% of total assets; 4% cash and 5% unencumbered readily marketable securities.
•Additional $1.3 billion of immediately available liquidity with FHLB, FRB and other bank lines.
•Replaced FHLB advances with $150 million of flexible term and lower cost advances from the FRB of NY Bank Term Funding Program (BTFP).
•Immediately available liquidity provides in excess of 200% coverage of uninsured deposits which are less than 30% of total deposits.
•Loan-to-deposit ratio was 88%.
~~•~~Nonperforming assets decreased to $7.1 million at June 30, 2023, representing 0.17% of period-end assets.
•Net charge-offs to average loans for the second quarter of 2023 were 0.07% as compared to 0.10% for the previous quarter.
•Allowance for Credit Losses to Nonperforming Loans coverage was 477%.
•Total assets and deposits remained relatively unchanged at $4.1 billion and $3.5 billion respectively.
•Non-interest expenses included $2.0 million in incremental expenses related to the delay in filing the 2022 Form 10-K and the First Quarter Form 10-Q.
•Net interest margin was 2.61%.

•Return on average assets (ROA) was 0.59%; excluding incremental expenses related to the delayed filings it was 0.75%.
•Return on average equity (ROE) was 6.64%; excluding incremental expense related to the delayed filings it was 8.41%.

Income Statement

•Net Income: Net income for the second quarter of 2023 was $6.0 million, decreasing from $8.6 million and $12.0 million in the first quarter of 2023 and the second quarter of 2022, respectively. The decline from the first quarter of 2023 was primarily due to an increase of $6.2 million in interest expense and an increase in non-interest expense of $1.8 million, partially offset by an increase in interest and dividend income of $3.9 million. The decline from the the same period in the prior year was due to an increase of $12.7 million in interest expense, an increase in non-interest expense of $3.7 million and a decrease in non-interest income of $838 thousand. The decrease was partially offset by an increase in interest and dividend income of $9.4 million.

•Net Interest Income: Net interest income for the second quarter was $25.8 million, decreasing 8.3% from $28.1 million in the first quarter of 2023 and 11.2% from $29.0 million in the comparable quarter of 2022. Interest and fees on loans were $34.6 million for the second quarter of 2023, an increase from $31.9 million in the first quarter of 2023 and from $26.9 million for the quarter ended June 30, 2022. These increases are driven by loan growth and higher loan rates. Interest expense for the second quarter of 2023 was $14.2 million, an increase of $6.2 million versus first quarter of 2023 and $12.7 million from the comparable quarter ended June 30, 2022. The increases for both comparison periods were driven by higher deposit rates and changes in deposit composition.

•Net Interest Margin: Net interest margin was 2.61% for the quarter, compared to 2.96% for the first quarter of 2023 and 3.02% for the second quarter of 2022. The decrease in net interest margin compared to the first quarter in 2023 was the result of the cost of interest-bearing liabilities increasing at a faster pace than the yield on average earning assets.The year-over-year decrease in net interest margin was also impacted by lower cash balances as a result of deposit outflows in the fourth quarter of 2022 that temporarily reduced average earning asset balances year-over- year.

	Three Months Ended
	(Dollars in Thousands)
	June 30, 2023	March 31, 2023	June 30, 2022
Interest and Dividend Income	$40,013	$36,110	$30,593
Interest Expense	14,241	8,016	1,555
Net Interest Income	25,772	28,094	29,038
Average Earning Assets(1)	3,953,642	3,845,825	3,858,837
Average Interest-Bearing Liabilities	2,924,743	2,782,299	2,808,287

Yield on Earning Assets(1)	4.06%	3.81%	3.18%
Cost of Interest-Bearing Liabilities	1.95	1.17	0.22
Net Interest Spread	2.11	2.88	2.96
Net Interest Margin	2.61	2.96	3.02

Income Earned on PPP Loans included in Net Interest Income	$—	$—	$438
Net Interest Income excluding PPP loans	25,772	28,094	28,600
Net Interest Margin excluding PPP loans	2.61%	2.96%	2.98%

(1) Includes Nonaccrual Loans.

•Provision for Credit Losses: For the second quarter of 2023, the provision for credit losses was $948 thousand compared to $1.6 million in the first quarter of 2023 and $905 thousand in the prior-year quarter. The key drivers for the provision for credit losses in the second quarter of 2023 were loan growth and, to a lesser extent, charge-offs. The second quarter 2023 provision for credit losses was not impacted by changes to the economic forecast factors embedded in the allowance model. The provision for the first quarter of 2023 was driven by charge-offs and by changes made to the economic forecast within the model.

•Non-Interest Income: Non-interest income for the three months ended June 30, 2023, was $6.9 million, compared to $6.7 million in the first quarter of 2023 and $7.7 million in the comparable quarter of 2022. Income from fiduciary activities, which includes Wealth Management services, rebounded in the second quarter of 2023 after a downturn in 2022 caused by declining market performance. Fees and other services to customers declined versus the linked quarter and year-over-year driven by lower interchange fees. Other income was consistent with both the first quarter of 2023 and the comparable quarter of 2022.

•Non-Interest Expense: Non-interest expense for the second quarter of 2023 was $24.1 million, an increase from $22.3 million in the first quarter of 2023 and $20.3 million for the second quarter of 2022. The increase was related to $3.0 million of additional legal and professional fees incurred in the first half of 2023 associated with the delay in the filing of the 2022 Form 10-K and the First Quarter Form 10-Q. Salaries and benefits increased $0.5 million year-over-year as a result of pension and other benefit expenses.

•Provision for Income Taxes: The provision for income taxes was $1.6 million for the second quarter of 2023, $2.4 million for the first quarter of 2023 and $3.6 million for the second quarter of 2022. The reduction in the provision for income taxes was the result of lower pre-tax income. The effective tax rate as of June 30, 2023 was 20.9%.

Balance Sheet

•Total Assets: Total assets were $4.1 billion at June 30, 2023, comparable to March 31, 2023 and an increase of $134.1 million, or 3.4%, compared to December 31, 2022. Growth in the balance sheet is in line with growth in the loan portfolio and higher cash balances.

•Investments: Total investments were $694.0 million as of June 30, 2023, a decrease of $51.1 million, or 6.9%, compared to March 31, 2023 and a decrease of $57.0 million compared to December 31, 2022. The decrease for both periods was driven primarily by paydowns and maturities (net of purchases) of $56.7 million and $45.3 million respectively. The proceeds were primarily used to fund loan growth and for general corporate purposes. The rising rate environment led to unrealized losses of $5.2 million within the available-for-sale portfolio in the second quarter of 2023

•Loans: Total loans reached a record high of $3.1 billion as of June 30, 2023. Loan growth for the second quarter of 2023 was $64.5 million, or 2.1%, and $86.7 million, or 2.9%, from December 31, 2022. Loan growth was spread across all segments. Please see the loan detail included in the consolidated financial information table on page 11.

•Allowance for Credit Losses: The allowance for credit losses was $31.2 million on June 30, 2023, which represented 1.02% of loans outstanding, as compared to $30.8 million or 1.02% at March 31, 2023 and $30.0 million or 1.00% at December 31, 2022. Asset quality improved at June 30, 2023. Net charge-offs, expressed as an annualized percentage of average loans outstanding, were 0.07% for the three-month period ended June 30, 2023, as compared to 0.10% for the three-month period ended March 31, 2023 and 0.09% for the three-month period ended December 31, 2022. Nonperforming assets of $7.1 million at June 30, 2023, represented 0.17% of period-end assets, compared to $11.3 million or 0.27% at March 31, 2023 and $12.6 million or 0.32% at December 31, 2022.

•Deposits: At June 30, 2023, deposit balances were $3.5 billion, relatively unchanged from March 31, 2023 and December 31, 2022. While overall deposit balances have remained stable, the deposit mix has continued to shift from non-interest bearing accounts to higher cost money market and time deposit accounts. Please refer to page 6 for further details related to deposits.

•Capital: Total stockholders’ equity was $361.4 million at June 30, 2023, a decrease of $1.9 million, or 0.5%, from the March 31, 2023 level of $363.4 million, and an increase of $7.9 million, or 2.2%, from December 31, 2022. Arrow's regulatory capital ratios remained strong in the second quarter of 2023. As of June 30, 2023, Arrow's Common Equity Tier 1 Capital Ratio was 13.27% and Total Risk-Based Capital Ratio was 15.08%. The capital ratios of Arrow and both its subsidiary banks, Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company, continued to exceed the “well capitalized” regulatory standards.

Additional Commentary

•Cash and Stock Dividends: On June 15, 2023, Arrow distributed a cash dividend of $0.27 per share. On July 28, 2023, Arrow declared a cash dividend of $.27 per share, payable on September 15, 2023, to shareholders of record as of September 1, 2023. This marks the 41st consecutive quarterly cash dividend.

About Arrow

Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. Arrow is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include Upstate Agency, LLC and North Country Investment Advisers, Inc.

Non-GAAP Financial Measures Reconciliation

In addition to presenting information in conformity with accounting principles generally accepted in the United States of America (GAAP), this news release contains financial information determined by methods other than GAAP (non-GAAP). Some measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission ("SEC") and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules. These non-GAAP financial measures include: tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent, the efficiency ratio and net interest margin. Management believes that the non-GAAP financial measures disclosed by Arrow are useful in evaluating Arrow's performance and that such information should be considered as supplemental in nature and not as a substitute for, or superior to, the related financial information prepared in accordance with GAAP. Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section "Selected Quarterly Information."

Safe Harbor Statement

The information in this document may contain statements based on management’s beliefs, assumptions, expectations, estimates and projections about the future. Such "forward-looking statements," as defined in Section 21E of the Securities Exchange Act of 1934, as amended, involve a degree of uncertainty and attendant risk. Actual outcomes and results may differ, explicitly or by implication. We are not obliged to revise or update these statements to reflect unanticipated events. This document should be read in conjunction with Arrow's Annual Report on Form 10-K for the year ended December 31, 2022 and other filings with the SEC.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$34,618	$26,906	$66,504	$52,645
Interest on Deposits at Banks	1,674	427	2,153	625
Interest and Dividends on Investment Securities:
Fully Taxable	2,951	2,444	5,899	4,633
Exempt from Federal Taxes	770	816	1,567	1,637
Total Interest and Dividend Income	40,013	30,593	76,123	59,540
INTEREST EXPENSE
Interest-Bearing Checking Accounts	820	199	1,190	362
Savings Deposits	8,514	892	14,101	1,309
Time Deposits over $250,000	1,119	26	1,693	54
Other Time Deposits	1,196	111	1,670	220
Borrowings	2,373	108	3,166	295
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	171	171	340	340
Interest on Financing Leases	48	48	97	97
Total Interest Expense	14,241	1,555	22,257	2,677
NET INTEREST INCOME	25,772	29,038	53,866	56,863
Provision for Credit Losses	948	905	2,502	1,674
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	24,824	28,133	51,364	55,189
NON-INTEREST INCOME
Income From Fiduciary Activities	2,428	2,517	4,703	5,113
Fees for Other Services to Customers	2,717	3,050	5,312	5,845
Insurance Commissions	1,560	1,622	3,080	3,133
Net (Loss) Gain on Securities	(181)	154	(285)	284
Net Gain on Sales of Loans	—	10	4	62
Other Operating Income	382	391	769	1,469
Total Non-Interest Income	6,906	7,744	13,583	15,906
NON-INTEREST EXPENSE
Salaries and Employee Benefits	12,039	11,687	23,986	22,973
Occupancy Expenses, Net	1,583	1,602	3,211	3,200
Technology and Equipment Expense	4,362	3,974	8,779	7,753
FDIC Assessments	484	291	963	598
Other Operating Expense	5,615	2,791	9,440	4,766
Total Non-Interest Expense	24,083	20,345	46,379	39,290
INCOME BEFORE PROVISION FOR INCOME TAXES	7,647	15,532	18,568	31,805
Provision for Income Taxes	1,600	3,558	3,959	7,256
NET INCOME	$6,047	$11,974	$14,609	$24,549
Average Shares Outstanding [1]:
Basic	16,553	16,494	16,552	16,503
Diluted	16,553	16,535	16,552	16,551
Per Common Share:
Basic Earnings	$0.36	$0.72	$0.88	$1.48
Diluted Earnings	0.36	0.72	0.88	1.48
[1] 2022 Share and Per Share Amounts have been restated for the September 23, 2022, 3% stock dividend.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts - Unaudited)

	June 30, 2023	December 31, 2022	June 30, 2022
ASSETS
Cash and Due From Banks	$33,803	$31,886	$51,549
Interest-Bearing Deposits at Banks	139,798	32,774	165,705
Investment Securities:
Available-for-Sale at Fair Value	543,708	573,495	582,741
Held-to-Maturity (Fair Value of $139,143 at June 30, 2023; $171,623 at December 31, 2022; and $180,511 at June 30, 2022)	143,460	175,364	182,096
Equity Securities	1,889	2,174	2,031
FHLB and Federal Reserve Bank Stock	4,932	6,064	4,718
Loans	3,069,897	2,983,207	2,844,802
Allowance for Credit Losses	(31,170)	(29,952)	(28,090)
Net Loans	3,038,727	2,953,255	2,816,712
Premises and Equipment, Net	59,773	56,491	50,141
Goodwill	21,873	21,873	21,873
Other Intangible Assets, Net	1,302	1,500	1,710
Other Assets	114,388	114,633	111,929
Total Assets	$4,103,653	$3,969,509	$3,991,205
LIABILITIES
Noninterest-Bearing Deposits	759,495	836,871	824,842
Interest-Bearing Checking Accounts	856,016	997,694	1,046,570
Savings Deposits	1,517,937	1,454,364	1,504,791
Time Deposits over $250,000	140,694	76,224	40,021
Other Time Deposits	228,082	133,211	129,436
Total Deposits	3,502,224	3,498,364	3,545,660
Borrowings	171,800	54,800	25,000
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000	20,000
Finance Leases	5,093	5,119	5,144
Other Liabilities	43,093	37,688	38,903
Total Liabilities	3,742,210	3,615,971	3,634,707
STOCKHOLDERS’ EQUITY
Preferred Stock, $1 Par Value and 1,000,000 Shares Authorized at June 30, 2023, December 31, 2022 and June 30, 2022	—	—	—
Common Stock, $1 Par Value; 30,000,000 Shares Authorized (21,423,992 Shares Issued at June 30, 2023 and December 31, 2022 and 20,800,144 Shares Issued at June 30, 2022)	21,424	21,424	20,800
Additional Paid-in Capital	401,069	400,270	379,423
Retained Earnings	71,076	65,401	69,980
Accumulated Other Comprehensive Loss	(47,613)	(49,655)	(29,564)
Treasury Stock, at Cost (4,870,934 Shares at June 30, 2023; 4,872,355 Shares at December 31, 2022 and 4,777,605 Shares at June 30, 2022)	(84,513)	(83,902)	(84,141)
Total Stockholders’ Equity	361,443	353,538	356,498
Total Liabilities and Stockholders’ Equity	$4,103,653	$3,969,509	$3,991,205

Arrow Financial Corporation
Selected Quarterly Information
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Net Income	$6,047	$8,562	$12,087	$12,163	$11,974
Transactions in Net Income (Net of Tax):
Net Changes in Fair Value of Equity Investments	(133)	(76)	35	70	114

Share and Per Share Data:[1]
Period End Shares Outstanding	16,553	16,553	16,552	16,523	16,503
Basic Average Shares Outstanding	16,553	16,552	16,535	16,512	16,494
Diluted Average Shares Outstanding	16,553	16,564	16,589	16,558	16,535
Basic Earnings Per Share	$0.36	$0.52	$0.73	$0.74	$0.72
Diluted Earnings Per Share	0.36	0.52	0.73	0.74	0.72
Cash Dividend Per Share	0.270	0.270	0.270	0.262	0.262

Selected Quarterly Average Balances:
Interest-Bearing Deposits at Banks	$130,057	$40,436	$143,499	$209,001	$232,545
Investment Securities	787,175	813,461	845,859	821,052	822,112
Loans	3,036,410	2,991,928	2,951,547	2,872,066	2,804,180
Deposits	3,460,711	3,480,279	3,614,945	3,598,519	3,569,754
Other Borrowed Funds	220,616	100,596	63,304	50,125	50,140
Shareholders' Equity	365,070	359,556	351,402	361,675	357,228
Total Assets	4,087,653	3,978,851	4,074,028	4,047,738	4,012,999
Return on Average Assets, annualized	0.59%	0.87%	1.18%	1.19%	1.20%
Return on Average Equity, annualized	6.64%	9.66%	13.65%	13.34%	13.44%
Return on Average Tangible Equity, annualized [2]	7.10%	10.33%	14.62%	14.27%	14.40%
Average Earning Assets	$3,953,642	$3,845,825	$3,940,905	$3,902,119	$3,858,837
Average Paying Liabilities	2,924,743	2,782,299	2,891,092	2,781,985	2,808,287
Interest Income	40,013	36,110	35,904	34,207	30,593
Tax-Equivalent Adjustment [3]	196	202	279	268	269
Interest Income, Tax-Equivalent [3]	40,209	36,312	36,183	34,475	30,862
Interest Expense	14,241	8,016	5,325	3,306	1,555
Net Interest Income	25,772	28,094	30,579	30,901	29,038
Net Interest Income, Tax-Equivalent [3]	25,968	28,296	30,858	31,169	29,307
Net Interest Margin, annualized	2.61%	2.96%	3.08%	3.14%	3.02%
Net Interest Margin, Tax-Equivalent, annualized [3]	2.63%	2.98%	3.11%	3.17%	3.05%

Efficiency Ratio Calculation: [4]
Non-Interest Expense	$24,083	$22,296	$20,792	$21,448	$20,345
Less: Intangible Asset Amortization	44	45	47	48	48
Net Non-Interest Expense	$24,039	$22,251	$20,745	$21,400	$20,297
Net Interest Income, Tax-Equivalent	$25,968	$28,296	$30,858	$31,169	$29,307
Non-Interest Income	6,906	6,677	7,165	7,827	7,744
Less: Net (Loss) Gain on Securities	(181)	(104)	48	95	154
Net Gross Income	$33,055	$35,077	$37,975	$38,901	$36,897
Efficiency Ratio	72.72%	63.43%	54.63%	55.01%	55.01%

Period-End Capital Information:
Total Stockholders' Equity (i.e. Book Value)	$361,443	$363,371	$353,538	$345,550	$356,498
Book Value per Share [1]	21.84	21.95	21.36	20.91	21.60
Goodwill and Other Intangible Assets, net	23,175	23,273	23,373	23,477	23,583
Tangible Book Value per Share [1,2]	20.44	20.55	19.95	19.49	20.17

Capital Ratios:[5]
Tier 1 Leverage Ratio	9.92%	10.13%	9.80%	9.71%	9.60%
Common Equity Tier 1 Capital Ratio	13.27%	13.34%	13.32%	13.14%	13.14%
Tier 1 Risk-Based Capital Ratio	13.96%	14.03%	14.01%	13.85%	13.86%
Total Risk-Based Capital Ratio	15.08%	15.15%	15.11%	14.93%	14.93%

Assets Under Trust Admin. & Investment Mgmt.	$1,711,460	$1,672,117	$1,606,132	$1,515,994	$1,589,178

Arrow Financial Corporation
Selected Quarterly Information - Continued
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.	Share and Per Share Data have been restated for the September 23, 2022, 3% stock dividend.

2.	Non-GAAP Financial Measure Reconciliation: Tangible Book Value, Tangible Equity, and Return on Tangible Equity exclude goodwill and other intangible assets, net from total equity. These are non-GAAP financial measures which Arrow believes provides investors with information that is useful in understanding its financial performance.
		6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
	Total Stockholders' Equity (GAAP)	$361,443	$363,371	$353,538	$345,550	$356,498
	Less: Goodwill and Other Intangible assets, net	23,175	23,273	23,373	23,477	23,583
	Tangible Equity (Non-GAAP)	$338,268	$340,098	$330,165	$322,073	$332,915

	Period End Shares Outstanding	16,553	16,553	16,552	16,523	16,503
	Tangible Book Value per Share (Non-GAAP)	$20.44	$20.55	$19.95	$19.49	$20.17
	Net Income	6,047	8,562	12,087	12,163	11,974
	Return on Average Tangible Equity (Net Income/Tangible Equity - Annualized)	7.10%	10.33%	14.62%	14.27%	14.40%

3.	Non-GAAP Financial Measure Reconciliation: Net Interest Margin is the ratio of annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure which Arrow believes provides investors with information that is useful in understanding its financial performance.
		6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
	Interest Income (GAAP)	$40,013	$36,110	$35,904	$34,207	$30,593
	Add: Tax-Equivalent adjustment (Non-GAAP)	196	202	279	268	269
	Interest Income - Tax Equivalent (Non-GAAP)	$40,209	$36,312	$36,183	$34,475	$30,862
	Net Interest Income (GAAP)	$25,772	$28,094	$30,579	$30,901	$29,038
	Add: Tax-Equivalent adjustment (Non-GAAP)	196	202	279	268	269
	Net Interest Income - Tax Equivalent (Non-GAAP)	$25,968	$28,296	$30,858	$31,169	$29,307
	Average Earning Assets	$3,953,642	$3,845,825	$3,940,905	$3,902,119	$3,858,837
	Net Interest Margin (Non-GAAP)*	2.63%	2.98%	3.11%	3.17%	3.05%

4.	Non-GAAP Financial Measure Reconciliation: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. Arrow believes the efficiency ratio provides investors with information that is useful in understanding its financial performance. Arrow defines efficiency ratio as the ratio of non-interest expense to net gross income (which equals tax-equivalent net interest income plus non-interest income, as adjusted).

5.
For the current quarter, all of the regulatory capital ratios as well as the Total Risk-Weighted Assets are calculated in accordance with bank regulatory capital rules. The June 30, 2023 CET1 ratio listed in the tables (i.e., 13.27%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%).

		6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
	Total Risk Weighted Assets	$2,937,837	$2,909,610	$2,883,902	$2,856,224	$2,790,520
	Common Equity Tier 1 Capital	389,966	388,228	384,003	375,394	366,798
	Common Equity Tier 1 Ratio	13.27%	13.34%	13.32%	13.14%	13.14%

* Quarterly ratios have been annualized.

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	June 30, 2023			June 30, 2022
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$130,057	$1,674	5.16%	$232,545	$427	0.74%
Investment Securities:
Fully Taxable	637,018	2,951	1.86	644,443	2,444	1.52
Exempt from Federal Taxes	150,157	770	2.06	177,669	816	1.84
Loans	3,036,410	34,618	4.57	2,804,180	26,906	3.85
Total Earning Assets	3,953,642	40,013	4.06	3,858,837	30,593	3.18
Allowance for Credit Losses	(30,577)			(27,558)
Cash and Due From Banks	28,742			40,105
Other Assets	135,846			141,615
Total Assets	$4,087,653			$4,012,999
Deposits:
Interest-Bearing Checking Accounts	$863,892	820	0.38	$1,048,752	199	0.08
Savings Deposits	1,504,412	8,514	2.27	1,541,616	892	0.23
Time Deposits of $250,000 or More	133,897	1,119	3.35	37,418	26	0.28
Other Time Deposits	201,926	1,196	2.38	130,361	111	0.34
Total Interest-Bearing Deposits	2,704,127	11,649	1.73	2,758,147	1,228	0.18
Borrowings	195,527	2,373	4.87	25,000	108	1.73
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	171	3.43	20,000	171	3.43
Finance Leases	5,089	48	3.78	5,140	48	3.75
Total Interest-Bearing Liabilities	2,924,743	14,241	1.95	2,808,287	1,555	0.22
Noninterest-Bearing Deposits	756,584			811,607
Other Liabilities	41,256			35,877
Total Liabilities	3,722,583			3,655,771
Stockholders’ Equity	365,070			357,228
Total Liabilities and Stockholders’ Equity	$4,087,653			$4,012,999
Net Interest Income		$25,772			$29,038
Net Interest Spread			2.11%			2.96%
Net Interest Margin			2.61%			3.02%

Arrow Financial Corporation
Average Consolidated Balance Sheets and Net Interest Income Analysis
(Dollars in Thousands - Unaudited)

Quarter Ended:	June 30, 2023			March, 31, 2023
		Interest	Rate		Interest	Rate
	Average	Income/	Earned/	Average	Income/	Earned/
	Balance	Expense	Paid	Balance	Expense	Paid
Interest-Bearing Deposits at Banks	$130,057	$1,674	5.16%	$40,436	$479	4.80%
Investment Securities:
Fully Taxable	637,018	2,951	1.86	652,743	2,948	1.83
Exempt from Federal Taxes	150,157	770	2.06	160,718	797	2.01
Loans	3,036,410	34,618	4.57	2,991,928	31,886	4.32
Total Earning Assets	3,953,642	40,013	4.06	3,845,825	36,110	3.81
Allowance for Credit Losses	(30,577)			(29,792)
Cash and Due From Banks	28,742			30,518
Other Assets	135,846			132,300
Total Assets	$4,087,653			$3,978,851
Deposits:
Interest-Bearing Checking Accounts	$863,892	820	0.38	$964,735	370	0.16
Savings Deposits	1,504,412	8,514	2.27	1,474,251	5,587	1.54
Time Deposits of $250,000 or More	133,897	1,119	3.35	94,415	574	2.47
Other Time Deposits	201,926	1,196	2.38	148,302	474	1.30
Total Interest-Bearing Deposits	2,704,127	11,649	1.73	2,681,703	7,005	1.06
Borrowings	195,527	2,373	4.87	75,494	793	4.26
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	171	3.43	20,000	169	3.43
Finance Leases	5,089	48	3.78	5,102	49	3.89
Total Interest-Bearing Liabilities	2,924,743	14,241	1.95	2,782,299	8,016	1.17
Noninterest-bearing deposits	756,584			798,576
Other Liabilities	41,256			38,420
Total Liabilities	3,722,583			3,619,295
Stockholders’ Equity	365,070			359,556
Total Liabilities and Stockholders’ Equity	$4,087,653			$3,978,851
Net Interest Income		$25,772			$28,094
Net Interest Spread			2.11%			2.64%
Net Interest Margin			2.61%			2.96%

Arrow Financial Corporation
Consolidated Financial Information
(Dollars in Thousands - Unaudited)

Quarter Ended:	6/30/2023	12/31/2022	6/30/2022
Loan Portfolio
Commercial Loans	$147,518	$140,293	$138,675
Commercial Real Estate Loans	723,948	707,022	663,234
Subtotal Commercial Loan Portfolio	871,466	847,315	801,909
Consumer Loans	1,087,765	1,065,135	1,031,111
Residential Real Estate Loans	1,110,666	1,070,757	1,011,782
Total Loans	$3,069,897	$2,983,207	$2,844,802
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Quarter	$30,784	$29,232	$27,661
Loans Charged-off	(1,280)	(1,261)	(907)
Less Recoveries of Loans Previously Charged-off	718	572	431
Net Loans Charged-off	(562)	(689)	(476)
Provision for Credit Losses	948	1,409	905
Allowance for Credit Losses, End of Quarter	$31,170	$29,952	$28,090
Nonperforming Assets
Nonaccrual Loans	$5,997	$10,757	$7,999
Loans Past Due 90 or More Days and Accruing	467	1,157	1,641
Loans Restructured and in Compliance with Modified Terms	67	69	77
Total Nonperforming Loans	6,531	11,983	9,717
Repossessed Assets	342	593	297
Other Real Estate Owned	182	—	—
Total Nonperforming Assets	$7,055	$12,576	$10,014

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.07%	0.09%	0.07%
Provision for Credit Losses to Average Loans, Quarter-to-date Annualized	0.13%	0.19%	0.13%
Allowance for Credit Losses to Period-End Loans	1.02%	1.00%	0.99%
Allowance for Credit Losses to Period-End Nonperforming Loans	477.26%	249.95%	289.08%
Nonperforming Loans to Period-End Loans	0.21%	0.40%	0.34%
Nonperforming Assets to Period-End Assets	0.17%	0.32%	0.25%

Year-to-Date Period Ended:	6/30/2023	12/31/2022	6/30/2022
Allowance for Credit Losses
Allowance for Credit Losses, Beginning of Year	$29,952	$27,281	$27,281
Loans Charged-off	(2,608)	(4,143)	(1,736)
Less Recoveries of Loans Previously Charged-off	1,324	2,016	871
Net Loans Charged-off	(1,284)	(2,127)	(865)
Provision for Credit Losses	2,502	4,798	1,674
Allowance for Credit Losses, End of Period	$31,170	$29,952	$28,090

Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Annualized	0.09%	0.08%	0.06%
Provision for Loan Losses to Average Loans, Annualized	0.17%	0.17%	0.12%